UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

UNION NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Current Report on Form 8-K

Item 1.01	Entry Into a Material Definitive Agreement

Union National Financial Corporation (the “Company”) entered into a Stock Subscription Agreement on October 8, 2009, two Stock Subscription Agreements on November 10, 2009, one Stock Subscription Agreement on November 12, 2009, and one Stock Subscription Agreement on November 16, 2009 with five accredited investors (as defined in Rule 501 of Regulation D) (together, the “Stock Investors”) under which the Company agreed to issue 425 shares of its 5% Non-Cumulative Non-Voting Convertible Perpetual Preferred Stock, Series A, at $1,000 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $425,000.

The sale to the Stock Investors is being made as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), pursuant to an exemption under Section 4(2) thereof, and Rule 506 of SEC Regulation D promulgated thereunder.

A copy of the form of Stock Subscription Agreement for the Series A Preferred Stock is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Terms of the Series A Preferred Stock

                   In connection with this private placement, the Company previously authorized the Series A Preferred Stock. Dividends on the Series A Preferred Stock are payable quarterly in arrears if, when, and as declared by the Company’s Board of Directors, at a rate of 5.00% per year on the liquidation preference of $1,000 per share. Dividends on the Series A Preferred Stock are non-cumulative. Holders of the Series A Preferred Stock may convert their shares into common stock at any time upon approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), if required, at the conversion prices listed below:

Conversion Date:	Conversion Price per Share
September 15, 2009 through September 14, 2010	$4.00
September 15, 2010 through September 14, 2011	$6.25
September 15, 2011 through September 14, 2012	$7.50
September 15, 2012 through September 14, 2013	$8.75
On or After September 15, 2013	$10.00

The Series A Preferred Stock only may be redeemed by the Company, upon approval of the Federal Reserve. If the Company redeems the Series A Preferred Stock on or prior to September 14, 2014, the redemption price will include a premium decreasing over time from 2.5% to .5% of the liquidation preference. The holders of the Series A Preferred Stock do not have voting rights except as required by Pennsylvania Business Corporation Law of 1988, as amended.

        The above summary of the Series A Preferred Stock does not purport to be a complete description of the Series A Preferred Stock and is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 4.1 which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The Series A Preferred Stock was offered and sold to the Stock Investors in reliance upon an exemption for sales of securities not involving a public offering, as set forth in Section 4(2) of the 1933 Act and Rule 506 of SEC Regulation D promulgated thereunder. The Company received an appropriate representation as to the accredited investor status (as defined in Rule 501 of Regulation D) of each Stock Investor purchasing the Series A Preferred Stock, or received the appropriate representation that each Stock Investor who is not an accredited investor (either alone or with his purchaser representative) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. No offers or sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, and the Company received appropriate representations that the shares were acquired for investment purposes and not with a view to distribution. The shares that were sold have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

This offering is not underwritten. The Company is offering shares of the Series A Preferred Stock solely through its directors, officers, and employees on a “best-efforts” basis. None of these individuals will be entitled to receive any compensation in connection with this offering, but the Company may reimburse them for reasonable out-of-pocket expenses.

The other information relating to this private placement and the Series A Preferred Stock set forth under the caption “Item 1.01 Entry into a Material Definitive Agreement,” is hereby incorporated into this Item 3.02 by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Certificate of Designations of the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 15, 2009).
10.1	Form of Stock Subscription Agreement for the Series A Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 1, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION
(Registrant)

Dated: November 16, 2009	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President, and
Chief Executive Officer

Exhibits

Exhibit Number	Description
4.1	Certificate of Designations of the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 15, 2009).
10.1	Form of Stock Subscription Agreement for the Series A Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 1, 2009).